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                                                                       EXHIBIT 5

                         [GRADY & ASSOCIATES LETTERHEAD]


                                 _________, 2000


Board of Directors
PremierWest Bancorp
1455 East McAndrews Road
Medford, Oregon 97504

         Re: S-4 Registration Statement for _______________ Shares of PremierWest Bancorp Common Stock

Gentlemen:

         We are acting as counsel to PremierWest Bancorp, an Oregon corporation, in connection with the proposed issuance by PremierWest Bancorp of _________ shares of its common stock, without par value, to shareholders of United Bancorp and to shareholders of Bank of Southern Oregon. The common stock of PremierWest Bancorp, the proposed merger of United Bancorp into PremierWest Bancorp and the proposed holding company reorganization of Bank of Southern Oregon are described in a Registration Statement on Form S-4, as amended, filed by PremierWest Bancorp with the Securities and Exchange Commission under the Securities Act of 1933.

         Based upon our examination of such corporate records and other documents and certificates as we have deemed necessary to examine, it is our opinion that:

1. PremierWest Bancorp is duly incorporated, validly existing and in active status under the laws of the State of Oregon.

2. The shares of PremierWest Bancorp common stock to be issued to shareholders of United Bancorp and to shareholders of Bank of Southern Oregon in connection with PremierWest Bancorp's proposed merger with United Bancorp and in connection with Bank of Southern Oregon's holding company reorganization are duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5 to PremierWest Bancorp's Registration Statement on Form S-4 and to the use of our firm's name under the caption "Legal Matters" in the Prospectus/Joint Proxy Statement included within the Form S-4 Registration Statement.

                                                 Very truly yours,